UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2015

NIC Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26621	52-2077581
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
25501 West Valley Parkway, Suite 300 Olathe, Kansas 66061
(Address of principal executive office)(Zip Code)

(877) 234-3468
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)       On May 4, 2015, William F. Bradley, Jr., the Executive Vice President, Chief Administrative Officer, General Counsel, and Secretary of NIC Inc. (the “Company”), gave notice of his retirement from the Company, effective December 31, 2015.  Mr. Bradley’s retirement is not the result of any disagreement with the Company on any matter regarding the Company’s operations, policies or practices.  Mr. Bradley will continue to serve as the Company’s Executive Vice President, Chief Administrative Officer, General Counsel, and Secretary until the end of 2015.

The Company deeply appreciates Mr. Bradley’s significant contributions during his over 20 years of service to the Company and wishes him well in the future.

A copy of the press release announcing Mr. Bradley’s retirement is furnished with this report on Form 8-K as Exhibit 99, and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

99 - Press release issued by NIC Inc. dated May 5, 2015 is being furnished as part of this report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NIC INC.

		By:	/s/ Stephen M. Kovzan
Stephen M. Kovzan
Chief Financial Officer

Date:	May 5, 2015